NOTICE OF GUARANTEED DELIVERY

Regarding the Offer

by

DWS GLOBAL COMMODITIES
STOCK FUND, INC.

To Purchase for Cash 1,113,387
of Its Issued and Outstanding Shares
at 98% of the Net Asset Value Per Share

This form must be used to accept the Offer (as defined below) if a shareholder’s certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated June 11, 2007. This form may be delivered by hand, overnight courier or mail to the Depositary at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

The Depositary:

The Colbent Corporation

BY FIRST CLASS MAIL: The Colbent Corporation P.O. Box 859208 Braintree, MA 02185-9208	BY REGISTERED, CERTIFIED OR EXPRESS MAIL OR OVERNIGHT COURIER: The Colbent Corporation 161 Bay State Drive Braintree, MA 02184	BY HAND: The Colbent Corporation 161 Bay State Drive Braintree, MA 02184

Depositary Telephone Number to Confirm Receipt of Notices:

(781) 930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the DWS Global Commodities Stock Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated June 11, 2007 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer”), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

Number of Shares Tendered: _ _ Certificate Nos. (if available): _ _ If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: ☐ Dated: , 200 Individual(s)	Name(s) of Record Holder(s): _ _ DTC Participant Number: _ _ Telephone Number, including Area Code: _ _ Signature(s): _ _ Entity: Name of Firm: _ _ Authorized Signature: _ _ Name: _ _ Title: _ _

GUARANTEE

The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase: (a) represents that the person(s) named on the previous page “own(s)” such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 p.m. Eastern Time on the third New York Stock Exchange trading day after the date of execution of this Guarantee.

(Please Print Except for Signature)

Name of Firm: _ _

Authorized Signature: _ _

Name: _ _

Title: _ _

Address: _ _(Include Zip Code)

Telephone Number, including Area Code:

Dated: _ _, 200 _ _

3